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                                                               EXHIBIT 99.10.A


                              April 14, 2000



United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, AL 35233

       RE: United Investors Advantage Gold Variable Account
           Form N-4 File No. 333-89797
           ------------------------------------------------

Gentlemen:

       We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 filed by United Investors Life Insurance Company for certain variable annuity policies (File No. 333-89797). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,

                               SUTHERLAND ASBILL & BRENNAN LLP



                               By: /s/ Frederick R. Bellamy
                                  --------------------------
                                   Frederick R. Bellamy

FRB:dk